Exhibit 10.1

SECOND AMENDMENT

TO THE

FORTUNE BRANDS, INC. 2007

LONG-TERM INCENTIVE PLAN

WHEREAS, Fortune Brands, Inc. (“Fortune”) maintains the Fortune Brands, Inc. 2007 Long-Term Incentive Plan (the “Plan”); and

WHEREAS, Fortune considers it necessary and desirable to amend the Plan to change the minimum duration of a performance period from two years to one year for performance awards under the Plan.

NOW, THEREFORE, by virtue and in exercise of the power reserved to the Board of Directors of Fortune by Section 13 of the Plan, the Plan be and is hereby amended, effective as of January 1, 2009, in the following particulars:

1. By deleting the second sentence of Section 7(a) of the Plan in its entirety and inserting the following in lieu thereof:

“The Committee shall determine the nature, length and starting date of the Performance Period for each Performance Award, which shall be at least one year (subject to Sections 12(c) and 12(d)) and shall determine the Performance Goals to be used in valuing Performance Awards and determining the extent to which such Performance Awards have been earned.”

IN WITNESS WHEREOF, the foregoing amendment was duly adopted by the Board of Directors this          day of                     , 2009.